Gobierno de Puerto Rico

Government of Puerto Rico

Departamento de Estado

Department of State

CERTIFICADO DE ENMIENDA DEL CERTIFICADO DE INCORPORACIÓN

ANTES DE RECIBIRSE PAGOS CON CARGO AL CAPITAL

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

BEFORE THE RECEIPT OF PAYMENT OF CAPITAL

Registro número: 317355

Registration number: 317355

PRIMERO: El/los Artículo(s): I, IV

First: Article(s): I, IV

del Certificado de Incorporación de Municipal Income Fund, Inc.,

of the Certificate of Incorporation of Municipal Income Fund, Inc.,

una corporación organizada bajo las leyes de Puerto Rico, queda(n) enmendado(s) para que lea(n) como sigue:

a corporation organized pursuant to the laws of Puerto Rico, has/have been amendment(s) so that it/they read(s) as follows:

I.	Corporation Name.

The name of the Corporation Domestic is: U.S. MUNICIPAL & INCOME FUND, INC.

Desired term for the corporation’s name is: Inc.

IV.	Capital Stock.

(a)

The total number of shares of capital stock which the Corporation shall have authority to issue is (i) 88,000,000 shares of common stock, initially all of one class, with a par value of $0.01 per share (the “Common Stock”) and (ii) 12,000,000 shares of preferred stock, with a par value of $25.00 per share, and which may be issued in one or more series (the “Preferred Stock”).

(b)

The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to adopt a resolution authorizing the issuance of shares of Preferred Stock in one or more series, with such voting powers of without voting powers, with such designations, preferences, and relative participating or other rights, and with such limitations and qualifications thereof, as shall be expressed in such resolution of the Board of Directors of the Corporation, including but not limited to the following:

i.	The number of shares constituting the series and the distinctive designation of that series;

ii.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

iii.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

iv.

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share- payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

v.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

vi.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

vii.	Any other relative rights, powers, preferences and limitations of that series.

(c)	The shares of capital stock of the Corporation, when issued, shall be fully paid and nonassessable.

(d)

The Board of Directors is authorized, subject to the requirements and limitations prescribed by law and the provisions of Article THIRD, to provide for the issuance of additional shares of capital stock, to classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series of capital stock, and to increase or decrease the number of authorized shares of any existing class or series of capital stock.

(e)

Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend and liquidation rights of, the shares of each class or series of capital stock.

(f)

Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes of Common Stock shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or series of capital stock is required by the laws of Puerto Rico, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes of Common Stock described above, (ii) in the event that the separate vote requirements referred to in clause (i) above apply with respect to one or more classes or series of capital stock, then subject to paragraph (iii) below, the shares of all other classes and series of capital stock not entitled to a separate class vote shall vote as a single class, and (iii) as to any matter which does not affect the interest of a particular class or series of capital stock, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

(g)

Holders of shares of any series of Preferred Stock shall not have any voting rights, except those voting rights required by law and those voting rights, if any, set forth in the resolution of the Board of Directors creating such series of Preferred Stock.

(h)	There shall not be cumulative voting in connection with the elections of directors.

(i)

Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series or capital stock, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes of Common Stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation. Holders of shares of any series of Preferred Stock shall not have the right to participate in such distribution of the net assets of the Corporation except to the extent, if any, set forth in the resolution of the Board of Directors creating such series of Preferred Stock.

(j)

Any fractional shares shall carry proportionately all the rights of a whole share of the same class or series, except any right to receive a certificate evidencing such fractional share, but including, without limitation, any right to vote and any right to receive dividends of the shares of the same class or series.

(k)

Unless otherwise provided by the Board of Directors, the shares of capital stock of the Corporation may only be sold, pledged, hypothecated or otherwise transferred to individuals who have their principal residence in Puerto Rico and to persons, other than individuals, that have their principal office and principal place of business in Puerto Rico. A stockholder who ceases to meet this requirement shall have an obligation to transfer all the shares of capital stock held by such stockholder to persons who meet this requirement. The Board of Directors shall establish the appropriate procedure to accomplish such transfer of shares of capital stock.

(l)

All persons who shall acquire shares of capital stock of the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the term “Charter” and “Certificate of Incorporation” shall mean and include the Certificate of Incorporation of the Corporation, as amended, supplemented, and restated from time to time, and any resolutions approved by the Board of Directors creating any class or series of capital stock.

SEGUNDO: Dicha(s) enmienda(s) fue(ron) adoptada(s) por una mayoría de los incorporadores (o mayoría de los directores si estuviesen consignados en el certificado de incorporación o si hubiesen sido elegidos y en posesión de su cargo).

SECOND: Said amendment(s) was/were adopted by a majority of the incorporators (or majority of the directors if they were named in the certificate of incorporation or have been elected).

TERCERO: No se han recibido pagos con cargo al capital corporativo de dicha corporación.

THIRD: No payment of capital to said corporation has been received.

Favor de indicar con una “X” la fecha en que la enmienda será efectiva:

Please indicate with an “X” the date on which the amendment will be effective:

X	la fecha de radicación
the filing date

_	la siguiente fecha ____________________ (que no excederá noventa (90) días a partir de la fecha de radicación)
the following date (which will not exceed ninety (90) days from filing date)

EN TESTIMONIO DE LO CUAL, Yo, _________________________, el suscribiente, siendo el official autorizado de la corporación, juro que los datos contenidos en este certificado son ciertos, hoy, día, _____ del mes de _______________ del año __________

IN WITNESS WHEREOF,

I, __________________________________________________, the undersigned, being the authorized officer of the corporation, hereby swear that the facts herein stated in this certificate are true, this _____ day of _______________, __________.

Firma Oficial Autorizado
Authorized Officer Signed

Correo electrónico de la entidad / E-mail’s entity: leslie.highleyjr@ubs.com

Cifra de Ingreso

5133 – $8.00

5134 – $12.00

Departamento de Estado

Registro de Corporaciones

Entidad
Con Fines de Lucro	Doméstica
Sin Fines de Lucro	Foránea

Nombre:

Número:	Fecha:	Hora:

Tipo de radicación:		Derechos pagados:

Registro Nuevo		Comprobantes
Cambios y Enmiendas		Sellos
Disolución
Solicitudes de Servicio
Fusiones
Reserva de nombres
Otros

Aumento o rebaja de Capital Autorizado

De _________________________ a _________________________

Nombres Similares o idénticos	Enviar a:

Teléfono:

Objeciones o Comentarios del Oficial Evaluador:

Gobierno de Puerto Rico Government of Puerto Rico Departamento de Estado Department of State

CERTIFICADO DE ENMIENDA DEL CERTIFICADO DE INCORPORACIÓN

ANTES DE RECIBIRSE PAGOS CON CARGO AL CAPITAL

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION

BEFORE THE RECEIPT OF PAYMENT OF CAPITAL

Registro número: 317355

Registration number: 317355

PRIMERO: El/los Artículo(s): I, IV

First: Article(s): I, IV

del Certificado de Incorporacíon de Municipal Income Fund, Inc.,

of the Certificate of Incorporation of Municipal Income Fund, Inc.,

una corporacíon organizada bajo las leyes de Puerto Rico, queda(n) enmendado(s) para que lea(n) como sigue:

a corporation organized pursuant to the laws of Puerto Rico, has/have been amendment(s) so that it/they read(s) as follows:

I.	Corporation Name.

The name of the Corporation Domestic is: US. MUNICIPAL & INCOME FUND, INC.

Desired term for the corporation’s name is: Inc.

IV.	Capital Stock.
(a)

The total number of shares of capital stock which the Corporation shall have authority to issue is (i) 88,000,000 shares of common stock, initially all of one class, with a par value of $0.01 per share (the “Common Stock”) and (ii) 12,000,000 shares of preferred stock, with a par value of $25.00 per share, and which may be issued in one or more series (the “Preferred Stock”).

(b)

The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to adopt a resolution authorizing the issuance of shares of Preferred Stock in one or more series, with such voting powers of without voting powers, with such designations, preferences, and relative participating or other rights, and with such limitations and qualifications thereof, as shall be expressed in such resolution of the Board of Directors of the Corporation, including but not limited to the following:

i.	The number of shares constituting the series and the distinctive designation of that series;
ii.

The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

iii.

Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

iv.

Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share- payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

v.	Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
vi.

The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

vii.	Any other relative rights, powers, preferences and limitations of that series.
(c)	The shares of capital stock of the Corporation, when issued, shall be fully paid and nonassessable.
(d)

The Board of Directors is authorized, subject to the requirements and limitations prescribed by law and the provisions of Article THIRD, to provide for the issuance of additional shares of capital stock, to classify and reclassify any unissued shares of capital stock into one or more additional or other classes or series of capital stock, and to increase or decrease the number of authorized shares of any existing class or series of capital stock.

(e)

Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series of capital stock, the holders of each class or series of capital stock shall be entitled to dividends and distributions in such amounts and at such times as may be determined by the Board of Directors, and the dividends and distributions paid with respect to the various classes or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may vary among such classes and series. Expenses related to the distribution of, and other identified expenses that should properly be allocated to, the shares of a particular class or series of capital stock may be charged to and borne solely by such class or series and the bearing of expenses solely by a class or series of capital stock may be appropriately reflected (in a manner determined by the Board of Directors) and cause differences in the net asset value attributable to, and the dividend and liquidation rights of, the shares of each class or series of capital stock.

(f)

Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series of capital stock, on each matter submitted to a vote of stockholders, each holder of a share of Common Stock of the Corporation shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes of Common Stock shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or series of capital stock is required by the laws of Puerto Rico, such requirement as to a separate vote by that class or series shall apply in lieu of a general vote of all classes of Common Stock described above, (ii) in the event that the separate vote requirements referred to in clause (i) above apply with respect to one or more classes or series of capital stock, then subject to paragraph (iii) below, the shares of all other classes or series of capital stock not entitled to a separate class vote shall vote as a single class, and (iii) as to any matter which does not affect the interest of a particular class or series of capital stock, such class or series shall not be entitled to any vote and only the holders of shares of the one or more affected classes and series shall be entitled to vote.

(g)

Holders of shares of any series of Preferred Stock shall not have any voting rights, except those voting rights required by law and those voting rights, if any, set forth in the resolution of the Board of Directors creating such series of Preferred Stock.

(h)	There shall not be cumulative voting in connection with the elections of directors.
(i)

Unless otherwise expressly provided in this Certificate of Incorporation, including any amendments thereto or resolutions approved by the Board of Directors creating any class or series or capital stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of all classes of Common Stock of the Corporation shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation. Holders of shares of any series of Preferred Stock shall not have the right to participate in such distribution of the net assets of the Corporation except to the extent, if any, set forth in the resolution of the Board of Directors creating such series of Preferred Stock.

(j)

Any fractional shares shall carry proportionately all the rights of whole share of the same class or series, except any right to receive a certificate evidencing such fractional share, but including, without limitation, any right to vote and any right to receive dividends of the shares of the same class or series.

(k)

Unless otherwise provided by the Board of Directors, the shares of capital stock of the Corporation may only be sold, pledged, hypothecated or otherwise transferred to the individuals who have their principal residence in Puerto Rico and to persons, other than individuals, that have their principal office and principal place of business in Puerto Rico. A stockholder who ceases to meet this requirement shall have an obligation to transfer all the shares of capital stock held by such stockholder to persons who meet this requirement. The board of Directors shall establish the appropriate procedure to accomplish such transfer of shares of capital stock.

(1)

All person who shall acquire shares of capital stock of the Corporation shall acquire the same subject to the provisions of the charter and By-Laws of the Corporation. As used in the charter of the Corporation, the term “Charter” and “Certificate of Incorporation” shall mean and include the Certificate of Incorporation of the Corporation, as amended, supplemented, and restated from time to time, and any resolutions approved by the Board of Directors creating any class or series if capital stock.

SEGUNDO: Dicha(s) enmienda(s) fue(ron) adoptada(s) por una mayoría de los incorporadores (o mayoría de los directores si estuviesen consignados en el certificado de incorporacíon o si hubiesen sido elegidos y en posesíon de su cargo).

SECOND: Said amendment(s) was/were adopted by a majority of the incorporators (or majority of the directors if they were named in the certificate of incorporation or have been elected).

TERCERO: No se han recibido pagos con cargo al capital corporativo de dicha corporacíon.

THIRD: No payment of capital to said corporation has been received.

Favor de indicar con una “X” la fecha eh que la enmienda será efectiva:

Please indicate with an “X” the date on which the amendment will be effective:

X	la fecha de radicación
the filling date
la siguiente fecha __________________ (que no excederá noventa (90) días a partir de la fecha de radicación)
the following date (which will not exceed ninety (90) days from filling date)

EN TESTIMONIO DE LO CUAL, Yo, Camille Alvarez, el suscribiente, siendo el oficial autorizado de la corporación, juro que los datos contenidos en este certificado son ciertos, hoy, día, 14 del mes de diciembre del año 2012.

IN WITNESS WHEREOF,

I, _____________________________________________________________________________,

the undersigned, being the authorized officer of the corporation, hereby swear that the facts herein stated in this certificate are true, this ____ day of ________________, ___________.

Firma Oficial Autorizado
Authorized Officer Signed

Correo electrónico de la entidad / E-mail’s entity: leslie.highleyjr@ubs.com

Cifra de Ingreso

5133 – $8.00

5134 – $12.00

Departamento de Estado

Registro de Corporaciones

Entidad
Con Fines de Lucro	Doméstica
Sin Fines de Lucro	Foránea

Nombre:	Municipal Income Fund Inc

Número: 317355.	Fecha: 14 dic / 2012	Hora: 2:41

Tipo de radicación:		Derechos pagados: 2000

Registro Nuevo		Comprobantes
Cambios y Enmiendas		Sellos
Disolución
Solicitudes de Servicio
Fusiones
Reserva de nombres
Otros

Aumento o rebaja de Capital Autorizado

De _________________________ a _________________________

Nombres Similares o idénticos	Enviar a:

Teléfono:

        Objeciones o Comentarios del Oficial Evaluador:

— Enmienda — Article I, IV adding a,b, I, II, III, IV, V, VI, VII (c), d, e, f, g, h, i, j, k, and (l)